UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 10, 2015

Gramercy Property Trust Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-32248	06-1722127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

521 Fifth Avenue, 30th Floor New York, New York	10175
(Address of Principal Executive Offices)	(Zip Code)

(212) 297-1000

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 11, 2015, Gramercy Property Trust Inc. (including its direct and indirect subsidiaries, the “Company”), closed on the previously announced acquisition of a portfolio consisting of 12 office and industrial properties (including two data centers) located in California (four properties), Texas (three properties), New Jersey (one property), Florida (one property), Ohio (one property), Illinois (one property) and Colorado (one property) (the “New Portfolio”) from the following subsidiaries of Dividend Capital Diversified Property Fund Inc.: TRT Noip Doolittle – Redondo Beach LP, a Delaware limited partnership, TRT Noip Sheila - Commerce LP, a Delaware limited partnership, TRT Noip Corporate Center Drive – Newbury Park LP, a Delaware limited partnership, TRT Noip Sylvan Way – Parsippany LLC, a Delaware limited liability company, TRT Noip Sw 80 - Plantation LLC, a Delaware limited liability company, TRT Noip Connection – Irving LP, a Delaware limited partnership, TRT Noip Maple – El Segundo LP, a Delaware limited partnership, TRT Noip Glenville - Richardson LP, a Delaware limited partnership, TRT Noip Columbia - Richfield LLC, a Delaware limited liability company, TRT Noip Corporate Drive - Dixon LLC, a Delaware limited liability company, TRT Noip Eagle LP, a Delaware limited partnership, and TRT Noip East 28 – Aurora LLC, a Delaware limited liability company (collectively, the “Sellers”).

The purchase price paid by the Company to the Sellers for the New Portfolio was approximately $399 million, consisting of approximately $271 million of cash consideration, subject to customary prorations, reserves and adjustments, and the assumption of approximately $128 million of indebtedness encumbering 11 of the 12 properties included in the New Portfolio (the “Portfolio Loan”). The Portfolio Loan bears interest at a fixed rate of 5.455% per annum and matures in July 2020.

Item 8.01. Other Events.

On March 10, 2015, the Company issued a press release announcing that its Board of Directors has approved a reverse stock split of the Company’s common stock and its outstanding units of GPT Property Trust LP at a ratio of 1-for-4. The reverse stock split is expected to take effect at approximately 5:00 p.m. EDT on March 20, 2015 (the “Effective Time”). Accordingly, at the Effective Time, every four issued and outstanding shares of common stock will be converted into one share of common stock. In addition, at the market open on March 23, 2015, the common stock will be assigned a new CUSIP number: 38489R 605.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The required financial statements for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information.

The required pro forma financial information for the transaction described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this Initial Current Report on Form 8-K is required to be filed.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press Release dated March 10, 2015.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 11, 2015

GRAMERCY PROPERTY TRUST INC.

By:	/s/ Jon W. Clark
	Name:	Jon W. Clark
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title

99.1	Press Release dated March 10, 2015.